CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated June 1, 2026, and each included in this Post-Effective Amendment No. 85 to the Registration Statement (Form N-1A, File No. 2-89359) of Dreyfus Government Cash Management Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated March 20 2026, with respect to the financial statements and financial highlights of Dreyfus Government Cash Management and Dreyfus Government Securities Cash Management (two of the funds constituting Dreyfus Government Cash Management Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended January 31, 2026, into this Registration Statement filed with the Securities and Exchange Commission.

  /s/ ERNST & YOUNG LLP

New York, New York

May 29, 2026